Exhibit (b)(2)

APOLLO INVESTMENT FUND IX, L.P.
APOLLO OVERSEAS PARTNERS (DELAWARE) IX, L.P.
APOLLO OVERSEAS PARTNERS (DELAWARE 892) IX, L.P.
APOLLO OVERSEAS PARTNERS IX, L.P.
APOLLO OVERSEAS PARTNERS (LUX) IX, SCSp

9 West 57th Street
43rd Floor
New York, New York 10019

December 15, 2020

Catalyst Holdings Limited
c/o Apollo Management IX, L.P.
9 West 57th Street

43rd Floor
New York, New York 10019

Ladies and Gentlemen:

1.	Reference is made to that certain Acquisition Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Acquisition Agreement”), by and between, Catalyst Holdings Limited, a private limited company incorporated in England and Wales (registered no. 13078098) (“BidCo”), and Cardtronics plc, a public limited company incorporated in England and Wales (registered no. 10057418 (the “Company”). Except as otherwise specified herein, each capitalized term used in this letter agreement and not defined herein shall have the meaning ascribed to such term in the Acquisition Agreement.

2.	On the terms and subject to the conditions of this letter agreement and of the Acquisition Agreement, each entity listed on Exhibit A attached hereto (each, an “Equity Investor” and together, the “Equity Investors”) hereby severally, and not jointly, commits to purchase, or will cause one or more of its Affiliates to purchase, directly or indirectly, its pro rata percentage (as set forth on Exhibit A) of the equity interests of BidCo (or one or more of its Affiliates who are assigned BidCo’s rights, interests and obligations under the Acquisition Agreement), immediately prior to the time BidCo and the Company become obligated unconditionally under the Acquisition Agreement to effect the Acquisition for the purpose of enabling BidCo to pay the Consideration pursuant to Section 2.1 of the Acquisition Agreement, which amount, for the avoidance of doubt, excludes any consideration in respect of Excluded Shares (the “Acquisition Amount”) for an aggregate amount equal to the percentage of the Commitment set forth opposite such Equity Investor’s name on Exhibit A hereto (such amount with respect to each Equity Investor is such Equity Investor’s “Maximum Investor Commitment”); provided, that no Equity Investor shall, under any circumstances, be obligated to purchase equity interests or otherwise provide any funds to BidCo in an amount exceeding the amount of such Equity Investor’s Maximum Investor Commitment, and the Equity Investors, collectively, shall not, under any circumstances, be obligated to purchase equity interests or otherwise provide any funds to BidCo in an amount exceeding the Commitment. As used in this letter agreement, the term “Commitment” means an amount equal to $845,400,000.00 or such lesser amount that, together with the funds under the Debt Commitment Letters, suffices to fully fund the Acquisition Amount pursuant to, and in accordance with, the Acquisition Agreement. Consummation of the equity investment is subject in all respects to the terms and conditions of this letter agreement and to (i) the satisfaction in full or valid waiver, on or before the Effective Date, of all of the conditions precedent to the obligations of BidCo set forth in Sections 7.1 and 7.2 of the Acquisition Agreement (other than those conditions precedent that by their nature are to be satisfied on the Effective Date, but subject to the concurrent satisfaction or valid waiver of such conditions precedent on the Effective Date), (ii) the satisfaction in full or valid waiver, on or before the Effective Date, of all the conditions precedent to the funding of the Debt Financing (other than the funding of the Commitment) and the concurrent receipt by BidCo of the net cash proceeds of the Debt Financing (on the terms and subject to the conditions described in the Debt Commitment Letters) and (iii) the concurrent consummation of the Acquisition on the terms and subject to the conditions of the Acquisition Agreement. The Commitment shall be used solely as will be required, and solely to the extent necessary, to fund the Acquisition Amount, solely to the extent and when required to be paid by BidCo on the terms and subject to the conditions set forth herein and in the Acquisition Agreement and not for any other purpose whatsoever.

3.	Each Equity Investor hereby represents and warrants that: (i) it has all the power and authority to execute, deliver and perform this letter agreement; (ii) the execution, delivery and performance of this letter agreement by each Equity Investor has been duly and validly authorized and approved by all necessary limited partnership, or corporate action, as applicable; (iii) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against each Equity Investor by Bidco and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity); and (iv) the execution, delivery and performance by it of this letter agreement do not and will not violate or conflict with any term or provision of the organizational documents of the Equity Investor, including, but not limited to, the Equity Investor’s limited partnership agreement, any Law, any order, writ, injunction or decree applicable to such Equity Investor. Notwithstanding anything in this letter agreement to the contrary, in no event will any Equity Investor (together with its assigns) be under any obligation under any circumstances to provide an aggregate amount of funds of more than its Maximum Investor Commitment to BidCo or any other Person (and in no event will the Equity Investors (together with their respective assigns), in the aggregate, be under any obligation under any circumstances to provide an aggregate amount of funds of more than the amount of the Commitment to BidCo or any other Person). The Equity Investors hereby represent and warrant to BidCo that, as of the date hereof, the Equity Investors collectively have, and on the Effective Date will have available, sufficient cash, available lines of credit, capital commitments or other sources of available funds to fulfill the Commitment in full in accordance with the terms and subject to the conditions set forth herein.

4.	This letter agreement is being provided to BidCo solely in connection with the Acquisition Agreement and the transactions contemplated thereby. Each party hereto (and any other Person who shall receive a copy hereof as permitted pursuant hereto) shall keep strictly confidential this letter agreement and all information obtained by it with respect to the other parties hereto in connection with this letter agreement, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any party hereto and its Representatives (as defined below) may disclose this letter agreement and its terms and conditions (i) to any of such party’s Affiliates and its and their respective Affiliates’ controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, equity holders, stockholders, members, agents, assignees, financing sources or other representatives of any of the foregoing (all of the foregoing, collectively, “Representatives”) or (ii) if required by applicable Law or by any court order or by a recognized stock exchange, governmental department or agency or other Governmental Entity. Except as set forth herein, this letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Equity Investors.

5.	Notwithstanding anything that may be expressed or implied in this letter agreement, the Limited Guarantee (as defined below), the Debt Commitment Letters, the Acquisition Agreement or any other document or instrument delivered in connection herewith or therewith, BidCo, by its acceptance of the benefits hereof, and the Company, in its capacity as a third party beneficiary solely as and to the extent specified in, and on the terms and subject to the conditions of Section 6 hereof, each unconditionally and irrevocably covenants, agrees and acknowledges that no Person other than the Equity Investors shall have any obligation or liability hereunder (subject to the terms and conditions set forth herein), and that notwithstanding that each Equity Investor is a partnership, limited partnership or limited liability company (i) no right or remedy, recourse or recovery (whether at Law or equity or in tort, contract or otherwise) hereunder, under the Acquisition Agreement, the Limited Guarantee, the Debt Commitment Letters or under any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect equity holder, controlling person, general or limited partner, officer, director, employee, investment professional, manager, stockholder, member, agent, Affiliate, assignee, financing source or Representative of any of the foregoing or any of their respective successors or assigns (other than BidCo under the Acquisition Agreement and subject to the terms and conditions set forth therein) (any such Person, a “Related Party”) of any Equity Investor or any Related Party of any Related Party (including any liabilities or obligations arising under, or in connection with, this letter agreement, the Limited Guarantee, the Debt Commitment Letters, the Acquisition Agreement or any other document or instrument delivered in connection herewith or therewith or the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, or in respect of any claim (whether at Law or equity or in tort, contract or otherwise), including in the event BidCo breaches (whether willfully, intentionally, unintentionally or otherwise) its obligations under this letter agreement, the Acquisition Agreement, the Limited Guarantee, the Debt Commitment Letters or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof), whether or not any such breach is caused by any Equity Investor’s breach (whether willfully, intentionally, unintentionally or otherwise) of its obligations under this letter agreement), whether, in each case, by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of any Equity Investor against any Related Party of an Equity Investor or any Related Party of such Related Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable Law or otherwise, (ii) it is expressly agreed and acknowledged that no personal liability or obligation whatsoever shall attach to, be imposed on, or otherwise be incurred by any Related Party of any Equity Investor or any Related Party of such Related Party for any liabilities or obligations of the Equity Investors under this letter agreement, the Limited Guarantee, the Acquisition Agreement, the Debt Commitment Letters or any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, in respect of any oral representation made or alleged to have been made in connection herewith or therewith or for any claim (whether at Law or equity or in tort, contract or otherwise) based on, in respect of, in connection with, or by reason of such obligations or their creation, and each party hereto hereby irrevocably and unconditionally waives and irrevocably and unconditionally releases all claims (whether arising under equity, contract, tort or otherwise) against such Persons for any such liability or obligation and (iii) none of BidCo or any of its Representatives, on the one hand, or the Company or any of its Affiliates or its or their respective Representatives, on the other hand, shall have any right of remedy, recourse or recovery (whether at Law or equity or in tort, contract or otherwise) against the Equity Investors or otherwise, whether by piercing of the corporate, limited liability company or limited partnership veil or similar action, by a claim (whether at Law or equity or in tort, contract or otherwise), whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any applicable Law or otherwise, against the Equity Investors or otherwise, except for (x) BidCo’s right to receive the Commitment, as applicable and without duplication, solely to the extent provided in this letter agreement and on the terms and subject to the conditions hereof, (y) the Company’s right to receive the Guaranteed Obligation (as defined in the Limited Guarantee), solely to the extent provided in the Limited Guarantee and subject to the terms and conditions set forth therein and (z) the Company’s right to enforce this letter agreement as a third party beneficiary in respect of the Commitment solely as and to the extent specified in, and on the terms and subject to the conditions of, Section 6 hereof; provided, however (and notwithstanding anything to the contrary provided herein), that nothing herein shall limit the rights of the Company against BidCo solely to the extent provided in the Acquisition Agreement and subject to the terms and conditions set forth therein.

6.	The parties hereto hereby agree that their respective agreements and obligations set forth herein are solely for the benefit of each other party hereto and its respective successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and that this letter agreement is not intended to, and does not, confer upon any Person (including the Company or its Affiliates and the Debt Financing Sources and all of the respective Representatives of any of the foregoing) other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause BidCo to enforce, the obligations set forth herein; provided, that the Company may rely upon this letter agreement as an express third party beneficiary solely in the event that the Company is awarded in accordance with, and subject to the terms and conditions of, Section 9.12 of the Acquisition Agreement, specific performance of BidCo’s obligation to cause the Equity Financing to be funded in accordance with the terms and conditions of this letter agreement; provided, further, that each Related Party of any Equity Investor and any Related Party of such Related Party may rely upon Section 5 of this letter agreement as a third party beneficiary. Subject to the foregoing sentence, this letter agreement may only be enforced by BidCo at the direction of Apollo Management IX, L.P. (the “Sponsor”) in its sole discretion, and BidCo shall have no right to enforce or seek to enforce this letter agreement unless directed to do so by the Sponsor in its sole discretion. BidCo’s creditors shall have no right to enforce this or seek to enforce this letter agreement or to cause BidCo to enforce this letter agreement. In no event may the Company, its Affiliates or any of its or their respective Representatives or any other Person (other than BidCo at the direction of the Sponsor in its sole discretion) enforce any aspect of this letter agreement (including with respect to the Commitment) if the Guaranteed Obligation has been paid in full under the Limited Guarantee. This letter agreement may not be amended, restated, supplemented or otherwise modified, and no provision hereof waived or modified, except by an instrument in writing signed by BidCo and each of the Equity Investors.

7.	This letter agreement and each Equity Investor’s obligation to fund all or any portion of the Commitment will automatically terminate and cease to be of any further force or effect without the need for any further action by any Person (at which time the obligations of each Equity Investor hereunder shall be immediately discharged in full) upon the earliest of (i) the valid termination of the Acquisition Agreement in accordance with its terms, (ii) the Effective Date, (iii) the payment in full by the Equity Investors of their Guaranteed Obligation pursuant to the Limited Guarantee and (iv) the assertion, directly or indirectly, by the Company or any of its Affiliates, or any of its or their respective Representatives, or any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, of any claim (whether at Law or equity or in tort, contract or otherwise) against any Equity Investor or any Related Party of an Equity Investor or any Related Party of a Related Party in connection with this letter agreement, the Acquisition Agreement, the Debt Commitment Letters, the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise (including in respect of any oral representations made or alleged to be made in connection therewith or herewith); except, in the case of clause (iv), for (A) claims under the Acquisition Agreement, solely to the extent provided therein, solely against the parties thereto and subject to the terms and conditions set forth therein, (B) exercising third party beneficiary rights under this letter agreement, solely to the extent provided herein, solely against the parties thereto and subject to the terms and conditions hereof, including seeking specific performance of BidCo’s obligation to cause the Commitment to be funded to effect the closing of the transactions contemplated by the Acquisition Agreement or (C) claims under the Limited Guarantee, solely to the extent provided therein, solely against the parties thereto and subject to the terms and conditions set forth therein. This Section 7 and Sections 10, 11 and 12 hereof shall survive the termination of this letter agreement. Immediately upon termination of this letter agreement and without the need for any further action by any Person, no Equity Investor or any Related Party of an Equity Investor or any Related Party of a Related Party shall have any further obligation or liability hereunder.

8.	Concurrently with the execution and delivery of this letter agreement, the Equity Investors are executing and delivering to the Company a Limited Guarantee, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Limited Guarantee”). Notwithstanding anything to the contrary in this letter agreement, the Acquisition Agreement, the Debt Commitment Letters or the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise the Company’s remedies against the Equity Investors under the Limited Guarantee (subject to the terms and conditions set forth therein) shall, and are intended to, be the sole and exclusive direct or indirect remedies available to the Company and its Affiliates or their respective Representatives and any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, against the Equity Investors or any Related Party of the Equity Investors or any Related Party of a Related Party for any liability, obligation, loss, damage or recovery of any kind whatsoever (including any multiple, consequential, indirect, special, statutory, exemplary or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses, whether at Law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this letter agreement, the Acquisition Agreement, the Limited Guarantee, the Debt Commitment Letters, or any documents or instruments delivered in connection herewith or therewith or the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise (in each case, whether willfully, intentionally, unintentionally or otherwise) or the failure of the Acquisition to be consummated for any reason or otherwise in connection with the transactions contemplated hereby and thereby or otherwise or in respect of any oral representations made or alleged to have been made in connection herewith or therewith (whether or not BidCo’s breach is willful, intentional, unintentional or otherwise, or whether or not caused by the breach (whether willful, intentional, unintentional or otherwise) of an Equity Investor of its obligations under this letter agreement); provided, that if (i) the Commitment is made in full hereunder and the Effective Date occurs, neither the Company nor any of its Affiliates or any of its or their respective Representatives, nor any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, may recover any amount whatsoever under the Limited Guarantee and (ii) the Guaranteed Obligations are satisfied in full, neither the Company nor any of its Affiliates or any of its or their respective Representatives, nor any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, may cause the Commitment to be funded. Notwithstanding anything that may be expressed or implied in this letter agreement, the Acquisition Agreement, the Debt Commitment Letters, the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise, for the avoidance of doubt, in no event shall any Equity Investor have any obligation to make any payment or contribution hereunder at any time if the Effective Date does not occur.

9.	BidCo shall indemnify and hold harmless each of the Equity Investors and their respective Affiliates from and against any and all out-of-pocket losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Equity Investors’ or their Affiliates’ direct or indirect ownership of equity of BidCo or its successors; provided, that no Equity Investor or any Affiliate thereof shall be entitled to any indemnification pursuant to this letter agreement with respect to any investment losses or other liabilities that may be incurred by such Equity Investor or its Affiliates solely in their capacity as an investor (directly or indirectly) in BidCo and its Affiliates. Notwithstanding anything to the contrary in this letter agreement, the Acquisition Agreement, the Debt Commitment Letters, the Limited Guarantee or any other or any document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including the termination or abandonment thereof), this Section 9 shall survive the Effective Date indefinitely and shall be binding, jointly and severally, on all successors, assigns, heirs or representatives of BidCo and its Affiliates.

10.	EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING OR THE COMMITMENT LETTERS OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO).

11.	This letter agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely in the case that the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this letter agreement, (A) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable Law, any claim that (1) the Proceeding in such court is brought in an inconvenient forum, (2) the venue of such Proceeding is improper or (3) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.13 of the Acquisition Agreement; provided, that (i) nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law and (ii) each such party’s consent to jurisdiction and service contained in this Section 11 is solely for the purpose referred to in this Section 11 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

12.	This letter agreement may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties to this letter agreement in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this letter agreement and delivered (including by facsimile transmission, “.pdf” or other electronic transmission) to the other parties to this letter agreement.

13.	This letter agreement, together with the Acquisition Agreement and the Limited Guarantee, constitute the entire agreement, and supersede and cancel all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned or any of their respective Affiliates or any other Person, with respect to the subject matter hereof.

14.	For purposes of this letter agreement, references to (i) the “Financing” and “Debt Financing” shall include the Debt Financing contemplated by the Debt Commitment Letters and any Alternative Financing, (ii) the “Commitment Letter” and the “Debt Commitment Letters” shall include the Debt Commitment Letters to the extent not superseded by the Alternative Financing Commitment Letter and any such Alternative Financing Commitment Letter, and (iii) the “Debt Financing Sources” shall include the financial institutions and other entities party to any Alternative Financing Commitment Letter.

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APOLLO INVESTMENT FUND IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS (LUX) IX, SCSP

By:	Apollo Overseas Partners (Lux) IX GP S.A R.L., its general partner

By:	Apollo Investment Management Europe LLP, its alternative investment fund manager

By:	Apollo Management IX L.P., its delegee

By:	AIF IX Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

Accepted and Agreed

CATALYST HOLDINGS LIMITED

By:	/s/ Robert Kalso-Ramos
Name:	Robert Kalsow-Ramos
Title:	Director

Exhibit A

Equity Investor	Maximum Investor Commitment	Pro Rata Percentage
Apollo Investment Fund IX, L.P.	$365,889,120.00	43.28%
Apollo Overseas Partners (Delaware) IX, L.P.	$212,956,260.00	25.19%
Apollo Overseas Partners (Delaware 892) IX, L.P.	$74,479,740.00	8.81%
Apollo Overseas Partners IX, L.P.	$52,752,960.00	6.24%
APOLLO OVERSEAS PARTNERS (LUX) IX, SCSP	$139,321,920.00	16.48%
Total	$845,400,000.00	100.00%